UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 27, 2006

Digene Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-28194	52-1536128
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1201 Clopper Road, Gaithersburg, Maryland		20878
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 944-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

As Digene Corporation (the "Company") has previously disclosed in its periodic reports filed with the Securities and Exchange Commission, the Company has been involved in an arbitration with Beckman Coulter, Inc. ("Beckman Coulter") related to the Sept. 25, 2002 announcement by Ventana Medical Systems, Inc. ("Ventana") that it had acquired Beckman Coulter’s human papillomavirus ("HPV") business and corresponding assets, including the assignment of the HPV intellectual property portfolio acquired by Beckman Coulter from Institut Pasteur through a 1991 sublicense agreement. On July 27, 2006, the International Centre for Dispute Resolution of the American Arbitration Association ruled in the Company's favor in the arbitration. The arbitration panel ruled that Beckman Coulter’s purported sale of its HPV intellectual property portfolio, acquired by Beckman Coulter from Institute Pasteur through a 1991 sublicense agreement, to Ventana violated the terms of the original cross-license agreement between Institute Pasteur and the Company. In particular, the arbitration panel determined that the cross-license agreement prohibits Beckman Coulter from granting any sublicense of the Company's patent rights covered by the cross-license and that the transaction between Beckman Coulter and Ventana violated this prohibition. The panel also found that the cross-license agreement prohibits Beckman Coulter from supplying cell paste within the scope of the Company's patent rights covered by the cross-license to third parties.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digene Corporation

August 2, 2006	By:	/s/Vincent J. Napoleon

Name: Vincent J. Napoleon
Title: Senior Vice President, General Counsel and Secretary